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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-64417) of our report dated February 11, 2000, relating to the financial statements of MONY America Variable Account L -- MONY Custom Estate Master, which appear in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

February 28, 2000